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                                                                      Exhibit 21
                                                                      ----------


                                SUBSIDIARIES OF
                            CDW HOLDING CORPORATION
                             AS OF MARCH 10, 1998
                           -------------------------



                                         State/Jurisdiction
Name                                     of Incorporation
----                                     ------------------

WESCO Distribution, Inc.                 Delaware

WESCO Distribution - Canada, Inc.        Ontario

CDW Realco, Inc.                         Delaware

WESCO International, Inc.                Barbados

WESCO Distribution de Mexico, C.V.       Mexico